                                 SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a11(c) or Section 240.14a12


                                Mediaplex, Inc.
                                ---------------

                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 011.
    (1)   Title of each class of securities to which transaction applies:
          N/A
          ----------------------------------------------------------------------
    (2)   Aggregate number of securities to which transaction applies:
          N/A
          ----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 011 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
          ----------------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:
          N/A
          ----------------------------------------------------------------------
    (5)   Total fee paid:
          N/A
          ----------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)   Amount Previously Paid:
          N/A
          ----------------------------------------------------------------------
    (2)   Form, Schedule or Registration Statement No.:
          N/A
          ----------------------------------------------------------------------
    (3)   Filing Party:
          N/A
          ----------------------------------------------------------------------
    (4)   Date Filed:
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          ----------------------------------------------------------------------

                                MEDIAPLEX, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             FRIDAY, JUNE 9, 2000
                                 AT 10:00 A.M.

TO OUR STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Mediaplex, Inc., a Delaware corporation, will be held on Friday, June 9, 2000 at 10:00 a.m., local time, at Mediaplex's principal offices, at 177 Steuart Street, San Francisco, California 94105, for the following purposes:

  1. To elect two Class I directors to serve for a term of three years and until their successors are duly elected and qualified;

  2. To ratify and approve amendments to our Amended and Restated 1999 Stock Plan to: (i) increase the number of shares reserved for issuance thereunder by 1,000,000 shares and (ii) provide for a higher annual increase, to be added on the first day of the fiscal year commencing in 2001, equal to the lesser of: (a) 2,500,000 shares, (b) 5% of the outstanding shares of our capital stock, or (c) such lesser amount as may be determined by our board of directors.

  3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2000; and

  4. To transact such other business as may properly come before the meeting or at any and all its continuations or adjournments.

  The foregoing items of business are more fully described in the proxy statement accompanying this notice.

  Only stockholders of record at the close of business on April 30, 2000 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof. You are all cordially invited to attend the meeting in person. If you attend the meeting, you may vote in person even if you already returned a proxy.

                                       FOR THE BOARD OF DIRECTORS
                                       Gregory R. Raifman
                                       Chairman and Chief Executive Officer

San Francisco, California
May 11, 2000

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

  The enclosed proxy is solicited on behalf of the board of directors of Mediaplex, Inc. for use at our 2000 Annual Meeting of Stockholders to be held on Friday, June 9, 2000, at 10:00 a.m., local time, or at any and all continuations or adjournments, for the purposes described in this proxy statement and in the accompanying notice. The annual meeting will be held at our principal offices, at 177 Steuart Street, San Francisco, California 94105. Our telephone number there is (415) 808-1900.

  These proxy solicitation materials were mailed on or about May 11, 2000 to all stockholders entitled to vote at the annual meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

PURPOSES OF THE ANNUAL MEETING

  The purposes of the annual meeting are:

  1. to elect two Class I directors to serve for a term of three years and until their successors are duly elected and qualified;

  2. to ratify and approve amendments to our Amended and Restated 1999 Stock Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares and to provide for a higher annual increase, to be added on the first day of the fiscal year commencing in 2001, equal to the lesser of: (a) 2,500,000 shares, (b) 5% of the outstanding shares of our capital stock, or (c) such lesser amount as may be determined by our board of directors;

  3. to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2000; and

  4. to transact such other business as may properly come before the meeting or at any and all continuations or adjournments.

RECORD DATE AND SHARES OUTSTANDING

  Stockholders of record at the close of business on the record date, April 30, 2000, are entitled to notice of, and to vote at, the annual meeting. At the record date, 32,987,886 shares of our common stock were issued and outstanding. For information regarding security ownership by management and 5% stockholders, see "Security Ownership of Certain Beneficial Owners and Management." The closing price of our common stock on The Nasdaq Stock Market on the last trading day immediately prior to the record date was $51.25 per share.

REVOCABILITY OF PROXIES

  The proxy accompanying this proxy statement is solicited on behalf of the Mediaplex board of directors for use at the annual meeting. Please complete, date and sign the accompanying proxy and return in the enclosed envelope. Any proxy you submit pursuant to this solicitation may be revoked by you at any time before its use by:

  .delivering to our corporate secretary a written notice of revocation, or

  .by delivering to our corporate secretary a duly executed proxy bearing a later date, or

  .by attending the annual meeting and voting in person.

Attending the annual meeting is not sufficient to revoke your proxy.

VOTING AND SOLICITATION

  For each share of common stock you hold on the record date, you will be entitled to one vote on all matters. The two candidates for election as directors at the annual meeting who receive a plurality of the shares of our outstanding common stock present or represented at the annual meeting will be elected. The ratification and approval of amendments to our stock plan, and the ratification of the appointment of PricewaterhouseCoopers LLP, will each require the affirmative vote of a majority of the shares of our outstanding common stock present or represented at the annual meeting.

  Shares of common stock represented by properly executed proxies will, unless those proxies have been previously revoked, be voted in accordance with the instructions indicated. In the absence of specific instructions to the contrary, properly executed proxies will be voted:

  1. "FOR" the election of each of our two nominees as a director;

  2. "FOR" ratification and approval of amendments to our stock plan; and

  3. "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2000.

  No business other than that set forth in the accompanying notice is expected to come before the annual meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed proxy will vote such proxy as our board of directors may recommend.

  The cost of this solicitation will be borne by Mediaplex. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation other than reimbursement of expenses, personally or by telephone, telegram or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock outstanding on the record date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the annual meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the annual meeting, that is, "votes cast," with respect to such matter.

  Under Delaware corporate law, an abstaining vote and a broker non-vote are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting; however, such votes are not considered votes cast. As a result, abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of our stockholders that are intended to be presented by such stockholders at our 2001 annual meeting of stockholders must be received by Mediaplex at its corporate offices, no later than January 12, 2001 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to the 2001 annual meeting. If a stockholder intends to submit a proposal at the 2001 annual meeting of stockholders which is not submitted in time to be eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to Mediaplex no earlier than March 11, 2001 and no later than March 31, 2001, in accordance with the requirements set forth in the Securities Exchange Act of 1934 and our bylaws. However, in the event that the 2001 annual meeting of stockholders is held either before May 20, 2001 or after August 18, 2001, then the stockholder must give notice to Mediaplex no earlier than 90 days prior to the meeting date and no later than 70 days prior to the meeting date. If a stockholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS

  Our board of directors is currently comprised of six members, divided into three classes with overlapping three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our two nominees named below, both of whom currently serve as our directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible.

NOMINEES FOR CLASS I DIRECTORS

  Two Class I directors are to be elected at the annual meeting for a three-year term ending in 2003. Our board of directors has nominated LAWRENCE D. LENIHAN, JR. and PETER S. SEALEY for reelection as Class I directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the reelection of Messrs. Lenihan and Sealey. We expect that Messrs. Lenihan and Sealey will accept such nomination. In the event that either Mr. Lenihan or Mr. Sealey is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for a substitute nominee or nominees designated by the current board of directors. The term of office of the persons elected as directors will continue until such director's term expires in 2003 or until such director's successor has been elected and qualified.

REQUIRED VOTE

  The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING NOMINEES AND OTHER DIRECTORS

  Set forth below is certain information as of the record date regarding the nominees for Class I directors and each of our other directors whose term of office continues after this annual meeting.

          NOMINEES FOR CLASS I DIRECTORS FOR A TERM EXPIRING IN 2003

      NAME                                                          AGE POSITION
      ----                                                          --- --------
      Lawrence D. Lenihan, Jr......................................  35 Director
      Peter S. Sealey..............................................  59 Director

  LAWRENCE D. LENIHAN, JR. has served as a member of our board of directors since August 1999. Since January 1999, Mr. Lenihan has served as a fund manager for Pequot Capital Management, Inc., an investment firm. From October 1996 to December 1998, Mr. Lenihan served as a fund manager for Dawson-Samberg Capital Management, the predecessor firm to Pequot Capital Management, Inc. From August 1993 to October 1996, Mr. Lenihan served as a principal for Broadview Associates, an investment bank. Mr. Lenihan also serves as a member of the boards of directors of Digital Generation Systems, Inc., a provider of distribution services for ad agencies and broadcasters, as well as several private companies. Mr. Lenihan received a B.S.E.E. in electrical engineering from Duke University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

  PETER S. SEALEY has served as a member of our board of directors since August 1999. Since September 1994, Dr. Sealey has served as an adjunct professor of marketing at the Haas School of Business at the University of California, Berkeley where he also has served as a co-director of the Center for Marketing and Technology. Prior to that, Dr. Sealey was employed by the Coca Cola Company for 24 years, where he held a series of senior management positions, including senior vice president, global marketing. Dr. Sealey serves as a member of the boards of directors of Autoweb.com Inc., a consumer automotive Internet site, L90, a producer of Internet advertising and direct marketing solutions for advertisers and web publishers, and Cybergold, Inc., an Internet-based direct marketing and advertising company, as well as several private companies. Dr. Sealey received a B.S.B.A. in business from the University of Florida, an M.I.A. in industrial administration from Yale University, and an M.A. in management and Ph.D. in management and information technology from the Peter F. Drucker Graduate Management Center at The Claremont Graduate University.

            INCUMBENT CLASS II DIRECTORS WHOSE TERM EXPIRES IN 2001

      NAME                                            AGE POSITION
      ----                                            --- --------
      Jon L. Edwards.................................  40 President and Director
      James DeSorrento...............................  57 Director

  JON L. EDWARDS has served as our President and a member of our board of directors since April 1998. Since August 1993, Mr. Edwards has also served as a general partner of Raifman & Edwards LLP. Since September 1994, Mr. Edwards has also served as a managing member of PointBreak Ventures, LLC. Mr. Edwards received an A.B. in engineering science from Dartmouth College and a J.D. from Georgetown University Law Center.

  JAMES DESORRENTO has served as a member of our board of directors since August 1999. From June 1982 until its acquisition by Mediacom LLC in May 1999, Mr. DeSorrento served as chief executive officer and chairman of the board of Triax Telecommunications Company, LLC and its predecessor, Triax
Communications Corporation, a cable television operating company. Mr. DeSorrento received a B.A. in English from St. Michael's College.

           INCUMBENT CLASS III DIRECTORS WHOSE TERM EXPIRES IN 2002

      NAME                              AGE POSITION
      ----                              --- --------
      Gregory R. Raifman...............  40 Chairman and Chief Executive Officer
      A. Brooke Seawell................  52 Director

  GREGORY R. RAIFMAN has served as our Chairman of the Board of Directors and Chief Executive Officer since September 1998, and Chief Executive Officer and sole director of MediaPlex, Inc., its former wholly-owned subsidiary, since April 1998. Since August 1993, Mr. Raifman has also served as a general partner of Raifman & Edwards LLP, a law firm. Since September 1994, Mr. Raifman has also served as a managing member of PointBreak Ventures, LLC, a venture capital firm. Mr. Raifman received an A.B. in economics and history from the University of Michigan and a J.D. from Georgetown University Law Center.

  A. BROOKE SEAWELL has served as a member of our board of directors since August 1999. Since February 2000, Mr. Seawell has been a general partner of Technology Crossover Ventures, a venture capital firm. From April 1997 to September 1998, Mr. Seawell served as executive vice president of NetDynamics Inc., a business network applications server software company. From March 1991 to April 1997, Mr. Seawell served as the senior vice president of finance and operations of Synopsys Inc., an electronic design automation company. Mr. Seawell serves as a member of the boards of directors of NVIDIA Corporation, a three-dimensional graphics processor company, Informatica Corporation, a data integration software company, and Accrue Software, Inc., an internet data collection and analysis software company, as well as several private companies. Mr. Seawell received a B.A. in economics and an M.B.A. in finance from Stanford University

CLASSIFIED BOARD

  Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our board of directors will be elected each year. To implement the classified structure, two of the nominees to the board have been elected to one-year terms, two elected to two-year terms and three have been elected to three-year terms. Thereafter, directors will be elected for three-year terms.

  . Lawrence D. Lenihan, Jr. and Peter S. Sealey have been designated Class I directors whose terms expire at this annual meeting of stockholders.

  . Jon L. Edwards and James DeSorrento have been designated Class II directors whose terms expire at the 2001 annual meeting of stockholders.

  . Gregory R. Raifman and A. Brooke Seawell have been designated Class III directors whose terms expire at the 2002 annual meeting of stockholders.

  Executive officers are appointed by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. Gregory R. Raifman, our Chairman of the Board of Directors and Chief Executive Officer, is the brother of Alan M. Raifman, our Vice President, Business and Legal Affairs. Jon Edwards, our President, is the brother of Michael Edwards, our Vice President, Business Development. There are otherwise no family relationships among any of our directors, officers or key employees.

BOARD MEETINGS AND COMMITTEES

  Our board of directors held a total of four meetings during the fiscal year December 31, 1999. All incumbent directors who served as a director during the last fiscal year attended no less than 75% of the aggregate of all meetings of the board of directors and any committees of the board on which he served, if any, during the last fiscal year. Our board of directors has an audit committee and a compensation committee, but does not have a nominating committee or a committee performing the functions of a nominating committee.

  We established the audit committee in August 1999. The audit committee currently consists of Messrs. DeSorrento and Seawell. During the four months in which the audit committee was in existence in fiscal 1999, the audit committee held one meeting. The audit committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent accountants.

  We established the compensation committee in August 1999. The compensation committee currently consists of Messrs. Lenihan and Sealey. No meetings were held during the four months in which the compensation committee was in existence in fiscal 1999. The compensation committee reviews and recommends to our board of directors the compensation and benefits of our employees.

DIRECTOR COMPENSATION

  Our directors do not currently receive any cash compensation from us for their service as members of the board of directors; however, directors are reimbursed for all reasonable expenses incurred by them in attending board and committee meetings. Employee and non-employee directors are also eligible to receive options under our stock plan and employee directors are eligible to participate in our employee stock purchase plan. In August 1999, Messrs. DeSorrento and Seawell and Dr. Sealey were each granted an option to acquire 50,000 shares of common stock at an exercise price of $3.25 per share upon their appointment to our board of directors. The options vest over a four-year period but may be exercised at any time. Messrs. DeSorrento and Seawell exercised their options, subject to repurchase, in August 1999.

                                PROPOSAL NO. 2

                     PROPOSAL TO APPROVE AMENDMENTS TO THE
                     AMENDED AND RESTATED 1999 STOCK PLAN

AMENDED AND RESTATED 1999 STOCK PLAN

  Our Amended and Restated 1999 Stock Plan was initially adopted by our board of directors and shareholders in February 1999. Our board of directors amended and restated the stock plan in August 1999, and our stockholders approved the stock plan, as amended and restated, in September 1999. Unless terminated sooner, the stock plan will automatically terminate on November 19, 2009. The stock plan provides for the grant of incentive stock options to employees, including our officers and employee directors, and for the grant of nonstatutory stock options and stock purchase rights to our employees, directors and consultants.

  We initially reserved 12,000,000 shares of our common stock for issuance pursuant to the stock plan. The stock plan currently provides for annual increases of the number of shares reserved for issuance thereunder by an amount equal to the lesser of: (a) 1,000,000 shares, (b) 4% of the outstanding shares or (c) an amount determined by our board of directors. On January 1, 2000, the number of shares reserved for issuance was automatically increased by 400,000 shares. As a result, as of the record date, 12,400,000 shares of our common stock were reserved for issuance.

AMENDMENTS TO AMENDED AND RESTATED 1999 STOCK PLAN

  In March 2000, our board of directors approved amendments to the stock plan to (i) reserve an additional 1,000,000 shares of our common stock for issuance thereunder and (ii) provide for a higher annual increase, to be added on the first day of the fiscal year commencing in 2001, equal to the lesser of (a) 2,500,000 shares, (b) 5% of the outstanding shares of our capital stock, or
(c) such lesser amount as may be determined by our board of directors. At the annual meeting, you will be requested to ratify and approve the amendments. We believe that the availability of stock options will allow us to attract and retain the most qualified employees, officers and directors. As of the record date, options or rights to purchase an aggregate of 9,248,595 shares of our common stock, having a weighted average exercise price of $9.07 per share, were outstanding under the stock plan.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the votes cast is required to ratify and approve the amendments to the Amended and Restated 1999 Stock Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE AMENDED AND RESTATED 1999 STOCK PLAN.

DESCRIPTION OF STOCK PLAN

  Our stock plan is attached this proxy statement as Annex A, and this description incorporates by reference the stock plan. The essential terms of the stock plan, as proposed to be amended, are as follows:

 PURPOSE

  The purpose of the stock plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of our business. The stock plan will continue in effect for a term of ten years until November 2009 unless terminated earlier pursuant to the terms of the stock plan.

 STOCK SUBJECT TO THE STOCK PLAN

  The maximum aggregate number of shares of common stock that may be granted under the stock plan is 12,000,000 shares, plus an annual increase to be added on the first day of the fiscal year beginning in 2000 equal to the least of
(i) 1,000,000 shares, (ii) 4% of the outstanding shares on such date or (iii) an amount determined by the board. The shares may be authorized, but unissued, or reacquired common stock. If an option or stock purchase right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unexercised shares that were subject thereto will become available for future grant or sale under the stock option plan.

 ADMINISTRATION

  The stock plan is administered by an administrator, which can be either our board of directors and/or the compensation committee of our board of directors. Subject to the provisions of the stock plan, the administrator has the authority, in its discretion:

  .  to determine the fair market value of our common stock;

  . to select the employees, directors or consultants to whom options and stock purchase rights may be granted under the stock plan;

  . to determine the number of shares of common stock to be covered by each option and stock purchase right granted under the stock plan;

  .  to approve forms of agreement for use under the stock plan;

  . to determine the terms and conditions of any option or stock purchase right granted under the stock plan such as the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions;

  . to reduce the exercise price of any option or stock purchase right to the then current fair market value;

  .  to institute an option exchange program;

  . to construe and interpret the terms of the stock plan and awards granted pursuant to the stock plan;

  . to prescribe, amend and rescind rules and regulations relating to the stock plan;

  .  to modify or amend each option or stock purchase right;

  . to allow optionees to satisfy withholding tax obligations by electing to have us withhold from the shares to be issued upon exercise of an option or stock purchase right that number of shares having a fair market value equal to the amount required to be withheld;

  . to authorize any person to execute on behalf of us any instrument required to effect the grant of an option or stock purchase right previously granted by the administrator; and

  . to make all other determinations deemed necessary or advisable for administering the stock plan.

 ELIGIBILITY

  All employees, directors and consultants are eligible to participate in the stock plan. Stock options intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code may be granted only to employees. Nonstatutory stock options, which are options not intended to qualify as incentive stock options, and stock purchase rights may be granted to our employees, directors and consultants. No optionee may be granted, in any fiscal year, options to purchase more than 500,000 shares; provided that, in connection with his or her initial service, an optionee may be granted options to purchase up to an additional 500,000 shares that shall not count against such limit.

 TERMS AND CONDITIONS OF OPTIONS

  Each option granted pursuant to the stock plan is evidenced by a written stock option agreement between the optionee and us and is subject to the following terms and conditions:

  Term of Option. The term of each option is stated in each option agreement. In the case of an incentive stock option, the term is ten years from the date of grant or such shorter terms as may be provided in the option agreement. In the case of an incentive stock option granted to an optionee who, at the time the incentive stock option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of our stock or any parent or subsidiary, the term of the incentive stock option is five years from the date of grant or such shorter term as may be provided in the option agreement.

  Exercise Price. The per share exercise price for the shares to be issued pursuant to the exercise of an option is determined by the administrator, subject to the following:

  . in the case of an incentive stock option (A) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than ten percent of the voting power of all classes of our stock or any parent or subsidiary, the per share exercise price may be no less than 110% of the fair market value per share on the date of grant and (B) granted to any employee other than an employee described in (A) immediately preceding, the per share exercise price may be no less than 100% of the fair market value per share on the date of grant;

  . in the case of a nonstatutory stock option, the per share exercise price may be determined by the administrator; and

  . in the case of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the per share exercise price may be no less than 100% of the fair market value per share on the date of grant.

  Notwithstanding the foregoing, options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a merger or other corporate transaction.

  Waiting Period and Exercise Dates. At the time an option is granted, the administrator fixes the period within which the option may be exercised and determines any conditions that must be satisfied before the option may be exercised.

  Form of Consideration. The administrator determines the acceptable form of consideration for exercising an option, including the method of payment. In the case of an incentive stock option, the administrator determines the acceptable form of consideration at the time of grant. Such consideration may consist entirely of cash, check, promissory note, other shares that (a) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option is exercised, consideration received by us under a cashless exercise program implemented by us in connection with the stock plan, a reduction in the amount of any liability payable by us to the optionee, including any liability attributable to the optionee's participation in any of our sponsored deferred compensation programs or arrangements, any combination of the foregoing methods of payment, or any other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

  Exercise of Option. Any option granted under the stock plan is exercisable according to the terms of the stock plan and at such times and under such conditions as determined by the administrator and set forth in the option agreement. Unless the administrator provides otherwise, vesting of options granted under the stock plan are tolled during any paid leave absence that exceeds 90 days.

  Termination of Relationship as a Service Provider. If an optionee ceases to be an employee or consultant, other than upon the optionee's death or disability, the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent that the option is vested on the date of termination

(but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option remains exercisable for three months following the optionee's termination. If, on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option revert to the stock plan. If, after termination, the optionee does not exercise his or her option within the time specified by the administrator, the option terminates, and the shares covered by such option revert to the stock plan.

  Disability of Optionee. If an optionee ceases to be an employee or consultant as a result of the optionee's disability, the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option will remain exercisable for twelve months following the optionee's termination. If, on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option revert to the stock option plan. If, after termination, the optionee does not exercise his or her option within the time specified herein, the option will terminate, and the shares covered by such option revert to the stock plan.

  Death of Optionee. If an optionee dies while he or she is our employee, director or consultant, the option may be exercised within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement), by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance, but only to the extent that the option is vested on the date of death. In the absence of a specified time in the option agreement, the option will remain exercisable for twelve months following the optionee's termination. If, at the time of death, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option will revert to the stock plan. The option may be exercised by the executor or administrator of the optionee's estate or, if none, by the person or persons entitled to exercise the option under the optionee's will or the laws of descent or distribution. If the option is not so exercised within the time specified, the option terminates, and the shares covered by such option revert to the stock plan.

 STOCK PURCHASE RIGHTS

  Rights to Purchase. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the stock plan and/or cash awards made outside of the stock plan. After the administrator determines that it will offer stock purchase rights under the stock plan, it will advise the offeree in writing or electronically, by means of a notice of grant, of the terms, conditions and restrictions related at the offer, including the number of shares that the offeree will be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer will be accepted by execution of a restricted stock purchase agreement in the form determined by the administrator.

  Repurchase Option. Unless the administrator determines otherwise, the restricted stock purchase agreement will grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with us for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option will lapse at a rate determined by the administrator.

  Other Provisions. The restricted stock purchase agreement will contain such other terms, provisions and conditions not inconsistent with the stock option plan as may be determined by the administrator in its sole discretion.

  Rights as a Stockholder. Once the stock purchase right is exercised, the purchaser will have the rights equivalent to those of a stockholder, and will be a stockholder when his or her purchase is entered upon the records of our duly authorized transfer agent.

 NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS

  An option or stock purchase right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE

  Changes in Capitalization. Subject to any required action by our stockholders, the number of shares of common stock covered by each outstanding option and stock purchase right, and the number of shares of common stock that have been authorized for issuance under the plan but as to which no options or stock purchase rights have yet been granted or that have been returned to the stock option plan upon cancellation or expiration of an option or stock purchase right, as well as the price per share of common stock covered by each such outstanding option or stock purchase right, will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us.

  Dissolution or Liquidation. In the event of our proposed dissolution or liquidation, the administrator will notify each optionee as soon as practicable prior to the effective date of such proposed transaction.
The administrator in its discretion may provide for an optionee to have the right to exercise his or her option until ten days prior to such transaction as to all of the optioned stock covered thereby, including shares as to which the option would not otherwise be exercisable. In addition, the administrator may provide that any of our repurchase options applicable to any shares purchased upon exercise of an option or stock purchase right will lapse as to all such shares, provided the proposed dissolution or liquidation take place at the time and in the manner contemplated. To the extent it has not been previously exercised, an option or stock purchase right will terminate immediately prior to the consummation of such proposed action.

  Merger of Asset Sale. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, each outstanding option and stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee will fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If an option or stock repurchase right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the administrator will notify the optionee in writing or electronically that the option or stock purchase right shall be fully vested and exercisable for a period of fifteen days from the date of such notice, and the option or stock purchase right shall terminate upon the expiration of such period.

 AMENDMENT AND TERMINATION OF THE STOCK PLAN

  Our board of directors may at any time amend, alter, suspend or terminate the stock plan; provided that we are required to obtain stockholder approval of any stock plan amendment to the extent necessary and desirable to comply with applicable laws.

 FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, irrespective of any election made under section 83(b) of the Internal Revenue Code, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also one of our officers, directors, or 10% stockholders. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

  Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to our right to repurchase the stock upon the purchaser's termination of employment with us. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

  The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by us. Different rules may apply if the purchaser is also one of our officers, directors or 10% stockholders.

  The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and our company with respect to the grant and exercise of options and stock purchase rights under the stock option plan. It does not purport to be complete, and does not discuss the tax consequences of the employee or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

 PARTICIPATION IN THE STOCK PLAN

  The following table sets forth certain information regarding options to purchase common stock issued during the fiscal year ended December 31, 1999 to each of the named executive officers who participated in the stock plan, all current officers as a group, all current directors (who are not executive officers) as a group and all other employees who participated in the stock plan as a group:

                                               NUMBER OF SECURITIES    DOLLAR
NAME OF INDIVIDUAL AND POSITION                UNDERLYING OPTION (#) VALUE($)(1)
-------------------------------                --------------------- -----------
Gregory R. Raifman...........................        1,750,000       $88,812,500
 Chief Executive Officer
Jon L. Edwards...............................        1,500,000        76,125,000
 President
Walter Haefeker..............................        1,250,000        63,437,500
 Chief Operating Officer
Ruiqing "Barclay" Jiang......................          688,000        34,916,000
 Chief Technology Officer
Timothy M. Favia.............................          500,000        25,375,000
 Executive Vice President, Sales and Develop-
  ment
All current executive officers as a group (10
 persons)....................................        6,380,500       323,232,250
All current directors (who are not also
 executive officers) as a group (4 persons)..          150,000         7,200,000
All other employees who participated in the
 stock plan as a group (including
 consultants)................................        3,129,221       153,604,373

--------
(1) Calculated by determining the difference between the fair market value of the securities underlying the option at April 30, 2000 ($51.25 per share) and the exercise price of the option.

                                PROPOSAL NO. 3

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Our board of directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2000 and seeks ratification of such appointment. In the event of a negative vote on such ratification, our board of directors will reconsider its appointment.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2000.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                               OTHER INFORMATION

                              EXECUTIVE OFFICERS

  In addition to Messrs. Raifman and Edwards, the following persons were our executive officers as of the record date:

NAME                         AGE POSITION
----                         --- --------
M. Joy Fauvre...............  48 Senior Vice President, Marketing
Timothy M. Favia............  37 Executive Vice President, Sales and Development
Walter Haefeker.............  39 Chief Operating Officer
Robert M. Henely............  48 Senior Vice President, Technical Operations
Ruiqing "Barclay" Jiang.....  38 Chief Technology Officer
Brian J. Powley.............  38 Senior Vice President, Client Services
Sameer Prabhavalkar.........  37 Vice President, Finance and Controller
Alan M. Raifman.............  45 Vice President, Business and Legal Affairs

  M. JOY FAUVRE has served as our Senior Vice President, Marketing since July 1999. Prior to joining us, Ms. Fauvre served as a marketing director for Heller Financial, a commercial lender, from October 1994 to July 1999. From June 1994 to October 1994, Ms. Fauvre served as acting advertising manager for Qantas Airways, a commercial airline, and from August 1991 to January 1994, she served as an account supervisor for D'Arcy Masius Benton & Bowles, an advertising agency. Ms. Fauvre received a B.A. in theatre from the University of California, Santa Barbara and an M.A. in theatre from Ball State University.

  TIMOTHY M. FAVIA has served as our Executive Vice President, Sales and Development since January 1999. Prior to joining us, Mr. Favia was a co-founder of Oxygen Electronics, LLC, a distributor of electronic components, where he served as managing partner from June 1997 to December 1998. From January 1996 to May 1997, Mr. Favia served as vice president, western region, of Open Port Technology, an Internet messaging services company. From July 1988 to January 1996, he served as director of international sales for Thomson Software Products, a software company. Mr. Favia received a B.A. in political science from Fairfield University.

  WALTER HAEFEKER has served as our Chief Operating Officer since January 1999. Since September 1994, Mr. Haefeker has served as a managing member for PointBreak Ventures, LLC. From March 1994 to April 1995, Mr. Haefeker served as chairman of the board of directors for CADIS Software, Ltd., a software company. Mr. Haefeker received an Abitur in chemistry and physics from Theodor-Heass Gymnasium, Pinneberg, Germany.

  ROBERT M. HENELY has served as our Senior Vice President, Technical Operations since March 1999. Prior to joining us, Mr. Henely served as director of engineering for Boole & Babbage, Inc., a software company, from December 1997 to March 1999. From November 1981 to December 1997, Mr. Henely served as a research and development manager at Hewlett-Packard Company. Mr. Henely received a B.S. in economics from California State University, Chico and an M.S. in econometrics from the University of California, San Diego.

  RUIQING "BARCLAY" JIANG has served as our Chief Technology Officer since March 1999. Prior to joining us, Mr. Jiang served as president of Netranscend Software, Inc., a business software company, from November 1996 until it was acquired by us in March 1999. From October 1993 to September 1997, Mr. Jiang served as a product manager for FutureLabs, Inc., a software company. Mr. Jiang received a B.S. in computer science from Xi'an Jiaotong University, China and an M.S. in applied statistics from Louisiana State University.

  BRIAN J. POWLEY has served as our Senior Vice President, Client Services since October 1999. Prior to joining us, Mr. Powley served as Partner, Worldwide Account Director for Ogilvy Interactive, the interactive division of Ogilvy Worldwide, from February 1994 to September 1999, where he was responsible for global strategic direction and management of IBM's Interactive Brand Advertising. He also held positions at Ziff-Davis from January 1994 to February 1995, and at EMAP Computing from May 1992 to January 1994. Mr. Powley received a degree in management studies from London Guildhall University.

  SAMEER PRABHAVALKAR has served as our Vice President of Finance and Controller since August 1999. Prior to joining us, Mr. Prabhavalkar served in various positions at PricewaterhouseCoopers LLP from November 1996 to August 1999, most recently as Business Assurance Manager in its high-tech group. From February 1995 to November 1996, Mr. Prabhavalkar served as Financial Controller at InfoGain Corporation (formerly InfoSoft, Inc.), a software and services company. Mr. Prabhavalkar received a degree in financial management from Bombay University and an MBA from Northeast Louisiana University. Mr. Prabhavalkar has achieved Chartered Accountant status in India.

  ALAN M. RAIFMAN has served as our Vice President, Business and Legal Affairs since February 1999. Prior to joining us, Mr. Raifman served as an associate for Albert A. Rettig & Associates, a business services company, from June 1997 through January 1999. From July 1989 to June 1997, Mr. Raifman served as President and a director of Little Cargo, Inc., a juvenile product development company that he co-founded. Mr. Raifman is currently on the board of directors of Little Cargo, Inc. Mr. Raifman received a B.A. in history and a J.D. from Washington University.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

  Section 16(a) of the Securities and Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file certain reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and with The Nasdaq Stock Market, Inc. Those officers, directors, and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

  Based solely on our review of copies of Forms 3 and 4 and amendments to those Forms furnished to us pursuant to Rule 16a3(e), and Forms 5 and amendments thereto furnished to us with respect to the last fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, we believe that, during the last fiscal year, all Section 16(a) filing requirements applicable to our officers and directors were complied with, except that each of Pequot Capital Management, Inc. and Lawrence D. Lenihan, Jr. did not timely file Forms 3.

           SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND
                            DIRECTORS OF MEDIAPLEX

  The following table sets forth information, as of April 30, 2000, the record date, with respect to beneficial ownership of our common stock by:

  . each person or entity who beneficially owns more than 5% of our common stock;

  .  each of our named executive officers;

  .  each of our directors; and

  .  all executive officers and directors as a group.

  Except as otherwise noted, the address of each 5% stockholder listed in the table is: c/o Mediaplex, Inc., 177 Steuart Street, Second Floor, San Francisco, California 94105. The table includes all shares of common stock issuable within 60 days of April 30, 2000, upon the exercise of options and warrants beneficially owned by the indicated stockholders on that date based on options and warrants outstanding as of April 30, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. The applicable percentage of ownership for each stockholder is based on 32,987,886 shares of common stock outstanding as of April 30, 2000, together with applicable options and warrants for that stockholder. Shares of common stock issuable upon exercise of options and warrants beneficially owned are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

                                                  NUMBER OF SHARES    PERCENT
                                                  OF COMMON STOCK    OF SHARES
NAME                                             BENEFICIALLY OWNED OUTSTANDING
----                                             ------------------ -----------
Zeron Capital Ltd.(1)...........................      2,625,000         8.0
 44 Church Street
 Hamilton HM12
 Bermuda
Pequot Capital Management, Inc.(2)..............      1,771,309         5.4
 500 Nyala Farm Road
 Westport, CT 06880
Gregory R. Raifman(3)...........................      7,010,312        20.2
Jon L. Edwards(4)...............................      6,760,313        19.6
Ruiqing "Barclay" Jiang(5)......................      2,265,667         6.8
Walter Haefeker(6)..............................      1,580,000         4.6
Lawrence D. Lenihan, Jr.(7).....................      1,771,309         5.4
James DeSorrento(8).............................        360,000         1.1
A. Brooke Seawell(9)............................        135,000          *
Peter S. Sealey(10).............................         60,000          *
Timothy M. Favia(11)............................        626,000         1.9
All executive officers and directors as a group
 (14 persons)(12)...............................     20,751,156        53.8

--------
*  Less than 1%

(1) Includes 1,500,000 shares held of record by Odyssey Venture Partners and 1,000,000 shares held of record by Argossy Limited. Odyssey Venture Partners and Argossy Limited are venture funds affiliated with Zeron Capital Ltd. Also includes a warrant held by Zeron Capital Ltd. to purchase 125,000 shares.
(2) Includes 1,483,484 shares held of record by Pequot Private Equity Fund, L.P., 187,825 shares held of record by Pequot Offshore Private Equity Fund, Inc. and 100,000 shares held in other funds collectively managed by Pequot Capital Management, Inc. Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc. are managed by Pequot Capital Management, Inc.
(3) Includes 19,360 shares held of record by R&E Holdings, LLC and 1,750,000 shares issuable upon the exercise of options exercisable within 60 days of April 30, 2000. Mr. Raifman is one of the beneficial owners of R&E Holdings, LLC. Mr. Raifman disclaims beneficial interest of the shares held by R&E Holdings, LLC, except to the extent of his pecuniary interest in such entity.
(4) Includes 19,360 shares held of record by R&E Holdings, LLC and 1,500,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 30, 2000. Mr. Edwards is one of the beneficial owners of R&E Holdings, LLC. Mr. Edwards disclaims beneficial interest of the shares held by R&E Holdings, LLC, except to the extent of his pecuniary interest in such entity.
(5) Includes 286,667 shares issuable upon the exercise of options exercisable within 60 days of April 30, 2000.
(6) Includes 1,250,000 shares issuable upon the exercise of options exercisable within 60 days of April 30, 2000.
(7) Includes 1,771,309 shares beneficially owned by Pequot Capital Management, Inc. See note (2). Mr. Lenihan is the fund manager of Pequot Capital Management, Inc. Mr. Lenihan disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in that entity.
(8) Includes 300,000 shares held of record by DeSorrento Revocable Trust, of which Mr. DeSorrento is the beneficial owner, 50,000 shares held by Mr. DeSorrento and 10,000 shares issuable upon the exercise of option exercisable within 60 days of April 30, 2000.
(9) Includes 75,000 shares held of record by Seawell Revocable Trust, A. Brooke Seawell & Patricia C. Seawell, trustees, 50,000 shares held by Mr. Seawell and 10,000 shares issuable upon the exercise of option exercisable within 60 days of April 30, 2000. Mr. Seawell is one of the beneficial owners of the Seawell Revocable Trust.
(10) Includes 60,000 shares issuable upon the exercise of options exercisable within 60 days of April 30, 2000.
(11) Includes 500,000 shares issuable upon the exercise of a warrant exercisable within 60 days of April 30, 2000 and 125,000 shares issuable upon the exercise of options exercisable within 60 days of April 30, 2000.
(12) See notes (3) through (11). Includes an aggregate of 5,075,972 shares issuable upon exercise of options and 500,000 shares issuable upon the exercise of warrants held by our executive officers and directors exercisable within 60 days of April 30, 2000.

                            EXECUTIVE COMPENSATION

  The following table sets forth the total compensation received for services rendered to us during the fiscal years ended December 31, 1998 and 1999 by our Chief Executive Officer and our next four most highly paid executive officers. These five officers are referred to as the "named executive officers" in this proxy statement. In 1998, Messrs. Gregory Raifman and Jon Edwards, general partners of Raifman & Edwards, LLP, provided legal and management services to us, for which Raifman & Edwards, LLP was paid approximately $197,000. See "Related Party Transactions." Except as disclosed below and in "Related Party Transactions," we gave no bonuses, stock-based compensation or other compensation to our named executive officers in 1998 and 1999.

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                                ------------------------------
NAME AND PRINCIPAL POSITION                     SALARY ($) BONUS ($) OTHER ($)
---------------------------                     ---------- --------- ---------
Gregory R. Raifman, Chief Executive Offi-
 cer (1).................................. 1999  $223,333   $38,000   $8,250(2)
                                           1998  $ 35,000       --       --
Jon L. Edwards, President (3)............. 1999  $223,333   $38,000   $8,250(2)
                                           1998  $ 35,000       --       --
Walter Haefeker, Chief Operating Officer
 (4)...................................... 1999  $198,333   $34,250      --
                                           1998  $ 41,100       --       --
Ruiqing "Barclay" Jiang, Chief Technology
 Officer (5).............................. 1999  $131,762   $17,375      --
Timothy M. Favia, Executive Vice
 President, Sales and Development (6)..... 1999  $151,682   $50,500      --

--------
(1) Mr. Raifman began employment with us in September 1998.
(2) Represents an annual automobile allowance.
(3) Mr. Edwards began employment with us in April 1998.
(4) Mr. Haefeker began employment with us in September 1998.
(5) Mr. Jiang began employment with us in March 1999.
(6) Mr. Favia began employment with us in January 1999.

OPTION GRANTS DURING LAST FISCAL YEAR

  The following table sets forth certain information with respect to stock options granted to each of our named executive officers in the fiscal year ended December 31, 1999, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 0%, 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

  In fiscal 1999, we granted options to purchase up to an aggregate of 9,659,721 shares to employees, directors and consultants. All options were granted under our Amended and Restated 1999 Stock Plan at exercise prices at or above the fair market value of our common stock on the date of grant, as determined in good faith by our board of directors. All options have a term of ten years. Optionees may pay the exercise price by cash, check, cancellation of any outstanding indebtedness of the optionholder to us, delivery of already-owned shares of our common stock or consideration received under a cashless exercise program. Options listed below for Messrs. Raifman, Edwards and Haefeker are immediately exercisable upon grant; however, any unvested shares are subject to repurchase by us at their cost if the optionee's service with us terminates. Option shares for Messrs. Raifman, Edwards, and Haefeker vest at the rate of 1/6th of the shares on the six-month anniversary of the vesting commencement date, and 1/36th of the shares per month thereafter as long as the optionee is employed by us.

Option shares for Messrs. Jiang and Favia vest and become exercisable at the rate of 1/4th of the shares on the one-year anniversary of the vesting commencement date and 1/48th of the shares per month thereafter as long as the optionee is employed by us.

                                     % OF TOTAL
                                      OPTIONS                                   POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF  GRANTED TO            DEEMED               ASSUMED ANNUAL RATES OF STOCK
                          SECURITIES EMPLOYEES            VALUE PER             PRICE APPRECIATION FOR OPTION
                          UNDERLYING  IN LAST   EXERCISE  SHARE ON                           TERM
                           OPTIONS     FISCAL     PRICE    DATE OF  EXPIRATION --------------------------------
NAME                       GRANTED      YEAR    PER SHARE   GRANT      DATE        0%         5%        10%
----                      ---------- ---------- --------- --------- ---------- ---------- ---------- ----------
Gregory R. Raifman......  1,750,000    18.12%     $0.50    $1.125    2/19/09   $1,968,750 $3,206,886 $5,106,430
Jon L. Edwards..........  1,500,000    15.53       0.50     1.125    2/19/09    1,687,500  2,748,760  4,376,940
Walter Haefeker.........  1,250,000    12.94       0.50     1.125    2/19/09    1,406,250  2,290,633  3,647,450
Ruiqing "Barclay" Jiang.    688,000     7.12       0.50     1.125    3/25/09      774,000  1,260,764  2,007,557
Timothy M. Favia........    500,000     5.18       0.50     1.125    2/19/09      562,500    916,253  1,458,980

AGGREGATE OPTION EXERCISES DURING LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

  The following table sets forth information with respect to our named executive officers concerning exercisable and unexercisable options held as of December 31, 1999. The named executive officers did not exercise any of their options during the fiscal year ended December 31, 1999.

  The "Value of Unexercised In-the-Money Options at December 31, 1999" is based on a value of $62.75 per share, the closing price of our common stock on The Nasdaq Stock Market's National Market as of December 31, 1999, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option. All options were granted under our Amended and Restated 1999 Stock Plan. Options listed below for Messrs. Raifman, Edwards and Haefeker are immediately exercisable; however, as a condition of exercise, the optionee must enter into a restricted stock purchase agreement granting us the right to repurchase any unvested portion of the shares issuable by such exercise at their cost if the optionee's service with us terminates. Option shares for Messrs. Raifman, Edwards, and Haefeker vest at the rate of 1/6th of the shares on the six-month anniversary of the vesting commencement date, and 1/36th of the shares per month thereafter as long as the optionee is employed by us. Option shares for Messrs. Jiang and Favia vest and become exercisable at the rate of 1/4th of the shares on the one-year anniversary of the vesting commencement date and 1/48th of the shares per month thereafter as long as the optionee is employed by us.

                               NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                          UNDERLYING UNEXERCISED OPTIONS         IN-THE-MONEYOPTIONS
                             AT DECEMBER 31, 1999 (#)          AT DECEMBER 31, 1999 ($)
                          ----------------------------------  --------------------------
                           EXERCISABLE       UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
                          ----------------  ----------------  ------------ -------------
Gregory R. Raifman......          1,750,000               --  $108,937,500          --
Jon L. Edwards..........          1,500,000               --    93,375,000          --
Walter Haefeker.........          1,250,000               --    77,812,500          --
Ruiqing "Barclay" Jiang.            172,000           516,000   10,707,000  $32,121,000
Timothy M. Favia........                --            500,000          --    31,125,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Prior to establishing the compensation committee, our board of directors as a whole performed the functions delegated to the compensation committee. No member of the board of directors or the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS DURING THE LAST FISCAL YEAR

  During the year ended December 31, 1999, we have never been party to, and have no plan to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed

$60,000 and in which any of our director, executive officer or holder of more than 5% of our common stock had or will have an interest, other than as described in the transactions below.

Raifman & Edwards LLP

  Gregory R. Raifman and Jon L. Edwards, two of our current executive officers, are general partners of Raifman & Edwards LLP. In September 1996, we issued 350,000 shares of our common stock to Raifman & Edwards LLP, at a purchase price of $0.0001 per share, for a total purchase price of $35. In July 1997, we issued a convertible promissory note to Raifman & Edwards LLP, in consideration for past services rendered, for $64,569. This convertible promissory note bore interest at a rate of 6% per annum, and had a due date of July 1999. In March 1999, we converted the outstanding amount and accrued interest of $6,458 into 947,009 shares of our common stock, at a conversion rate of $0.075 per share, for a total purchase price of $71,027. In July 1998, Michael Schwartz transferred a convertible promissory note, issued by us, to Raifman & Edwards LLP, which in March 1999 was converted into 4,643,228 shares of our common stock, at a conversion rate of $0.05 per share, for a total purchase price of $23,216. On August 6, 1999, we issued to Raifman & Edwards LLP 19,360 shares of our Series C preferred stock in exchange for cancellation of existing debt in the amount of $69,502.

  All shares initially issued to, or subsequently purchased by, Raifman & Edwards LLP have been transferred to R&E Holdings, LLC, a limited liability company in which Gregory R. Raifman and Jon L. Edwards are managing members. On April 3, 2000, R&E Holdings, LLC distributed 5,138,453 shares to Jon L. Edwards and 5,138,452 shares to Gregory R. Raifman.

PointBreak Ventures, LLC

  Gregory R. Raifman and Jon L. Edwards are managing members of, and hold substantial interest in, PointBreak Ventures, LLC. Walter Haefeker, a current executive officer, also holds a substantial interest in PointBreak Ventures, LLC. In October 1996, we issued 250,000 shares of our common stock to PointBreak Ventures, LLC at a purchase price of $0.0001 per share for a total purchase price of $25. On April 3, 2000 PointBreak Ventures, LLC distributed 62,500 shares to Gregory R. Raifman, 62,500 shares to Jon L. Edwards and 125,000 shares to Walter Haefeker.

Kuni Research Corporation

  In December 1996, Mediaplex issued 800,000 shares of its common stock to Kuni Research Corporation at a purchase price of $0.05 per share for a total purchase price of $40,000. In February 1997, PointBreak Ventures, LLC, an entity controlled by Gregory R. Raifman, Jon L. Edwards and Walter Haefeker, entered into an agreement with Kuni Research Corporation, which provided that PointBreak Ventures, LLC would render certain management services to Kuni Research Corporation. Under the terms of that agreement, Kuni Research Corporation, a limited partner of PointBreak Ventures, LLC, agreed to distribute to PointBreak Ventures, LLC an amount equal to 20.0% of the potential profits from investments made by Kuni Research Corporation or by PointBreak Ventures, LLC on behalf of Kuni Research Corporation. On April 4, 2000, pursuant to its February 1996 agreement with PointBreak Ventures, LLC, Kuni Research Corporation distributed 40,000 shares, 40,000 shares and 80,000 shares to Messrs. Raifman, Edwards and Haefeker, respectively, in consideration for those past services.

CERTAIN BUSINESS RELATIONSHIPS

  In May 1998, we entered into an oral agreement with Raifman & Edwards LLP to sublease a portion of the office space we currently occupy at our headquarters in San Francisco, California. The sublease terms and payments made by us to Raifman & Edwards LLP are substantially similar to the lease terms and payments made by Raifman & Edwards LLP to the landlord. Since May 1998, we have paid Raifman & Edwards LLP a total of approximately $121,000 for these lease payments.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

  In connection with his employment by us in January 1999, we issued a warrant to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share to Timothy M. Favia, one of our current executive officers. Such warrant is fully vested and exercisable and expires on January 11, 2002.

  In connection with our acquisition of Netranscend Software, Inc. in March 1999, we issued to Ruiqing "Barclay" Jiang, one of our current executive officers and formerly the sole shareholder of Netranscend Software, Inc., a promissory note in the principal amount of $430,000, payable in four annual installments, and an aggregate of 1,979,000 shares of common stock valued at $2.6 million. Of the shares issued, 300,000 are currently being held in escrow as security to cover potential breaches of representations and warranties made by Mr. Jiang and Netranscend Software, Inc. in the agreement and plan of reorganization executed in connection with the acquisition.

  In February 1999, we sold an aggregate of 1,206,000 shares of series A preferred stock to investors at a purchase price of $1.25 per share or $1,507,500 in the aggregate. In June 1999, we sold an aggregate of 4,500,000 shares of series B preferred stock to investors at a purchase price of $2.00 per share or $9,000,000 in the aggregate. In August 1999, we sold an aggregate of 4,000,000 shares of series C preferred stock to investors at a purchase price of $3.59 per share or $14,360,000 in the aggregate. The shares of series A, B and C preferred stock automatically converted into an aggregate of 9,706,000 shares of common stock upon the closing of our initial public offering. The holders of converted shares of series C preferred stock are entitled to demand and piggy-back registration rights.

  The investors in the preferred stock included the following entities that hold 5% or more of our stock or that are affiliated with our directors or executive officers, or both:

                                       SHARES OF SHARES OF SHARES OF
                                       SERIES A  SERIES B  SERIES C  AGGREGATE
                                       PREFERRED PREFERRED PREFERRED PURCHASE
INVESTOR                                 STOCK     STOCK     STOCK     PRICE
--------                               --------- --------- --------- ---------
5% Stockholder Entities Affiliated
 with a Mediaplex Director
 or Executive Officer:
Entity affiliated with James
 DeSorrento (1)(2)....................  160,000    140,000       --  $ 480,000
Entity affiliated with A. Brooke
 Seawell (1)(3).......................      --      75,000       --    150,000
Entity affiliated with Gregory R.
 Raifman and
 Jon L. Edwards (1)(4)................      --         --     19,360    69,502
Entities affiliated with Lawrence D.
 Lenihan, Jr. (1)(5)..................      --         --  1,671,309 5,999,999
Other 5% Stockholders
 Zeron Capital Ltd. (6)...............      --   2,625,000       --  5,250,000

--------
(1) James DeSorrento, A. Brooke Seawell, Gregory R. Raifman, Jon L. Edwards and Lawrence D. Lenihan, Jr. are each members of our board of directors.
(2) All shares are held of record by DeSorrento Revocable Trust under an agreement dated 12/17/80.
(3) All shares are held of record by Seawell Revocable Trust, A. Brooke Seawell & Patricia C. Seawell, trustees.
(4) All shares are held of record by R&E Holdings, LLC. Messrs. Gregory R. Raifman and Jon L. Edwards are the managing members and beneficial owners of R&E Holdings, LLC. Each of Mr. Raifman and Mr. Edwards disclaims beneficial ownership of these shares, except to the extent of his respective pecuniary interest therein.
(5) Represents 1,483,484 shares of series C preferred stock held of record by Pequot Private Equity Fund, L.P. and 187,825 shares of series C preferred stock held of record by Pequot Offshore Private Equity Fund, Inc. Mr. Lenihan is the fund manager for Pequot Capital Management, Inc. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(6) Includes 1,500,000 shares held of record by Odyssey Venture Partners and 1,000,000 shares held of record by Argossy Limited. Argossy Limited and Odyssey Venture Partners are funds affiliated with Zeron Capital Ltd. Zeron Capital Ltd. also holds a warrant to purchase 125,000 shares of series B preferred stock.

  In connection with the sale of our series B preferred stock in June 1999, we issued a warrant to purchase 125,000 shares of series B preferred stock, at an exercise price of $2.00 per share, to Zeron Capital, Ltd., a 5% stockholder. The warrant is now exercisable for 125,000 shares of our common stock. The warrant may be exercised at any time prior to its expiration in June 2002.

  In connection with the sale of our series B preferred stock in June 1999 to Zeron Capital, Ltd., we issued a warrant to purchase 150,000 shares of series B preferred stock, at an exercise price of $2.00 per share, and a warrant to purchase 100,000 shares of common stock, at a purchase price of $0.50 per share, to Retail Ventures International, Inc., one of our financial advisors. After our initial public offering, the warrant to purchase series B preferred stock became exercisable for a like number of shares of our common stock. In April 2000, both warrants were exercised for 242,938 shares of our common stock using a net exercise provision.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee is comprised of Peter S. Sealey and Lawrence D. Lenihan, Jr., each who is a non-employee director. The Compensation Committee sets, reviews and administers our executive compensation program. The role of the Compensation Committee is to establish and recommend salaries and other compensation paid to our executive officers and to administer our Amended and Restated 1999 Stock Plan and 1999 Employee Stock Purchase Plan. The Compensation Committee approves all stock option grants to executive officers, all executive officer base salaries and any cash bonus payments to executive officers and reviews all stock option grants to employees.

  Our executive pay programs are designed to attract and retain executives who will contribute to our long-term success, to mesh executive and stockholder interest through stock option based plans and to provide a compensation package that recognizes individual contributions and performance.

  At this stage in our growth, the Compensation Committee has determined that the most effective means of compensation are base salaries and long-term incentives through our stock option programs.

BASE SALARIES

  The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in high growth, technology-based companies of reasonably similar size in the San Francisco bay area. To assist in the process, the Compensation Committee reviews data from independent compensation consultants concerning the compensation paid to officers of such companies. Based on these industry surveys, the Compensation Committee has set most executive officers' salaries at the midpoint of the range determined in the industry surveys. The Compensation Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in the market conditions and individual performance and responsibility. During fiscal 1999, salaries for executive officers were increased by $30,000 to $55,000, depending on the executive officer.

STOCK OPTIONS

  Under our Amended and Restated 1999 Stock Plan, stock options may be granted to our executive officers and other employees. Upon joining us, an individual's initial option grant is based on the individual's responsibilities and position. The sizes of stock option awards are based primarily on an individual's performance and responsibilities. Stock options are granted at the fair market value of our common stock on the date of grant which was determined by the Board of Directors prior to the initial public offering and is now determined as the closing sales price of the common stock on the Nasdaq National Market of The Nasdaq Stock Market. Because of the competitive nature of the technology industry in which we compete, the Compensation Committee believes stock option grants are an effective method of incentivising executives to take a longer term view of our performance and to ensure that the executive's and the stockholder's interests are aligned. In 1999, we granted an aggregate of 6,255,500 stock options under our Amended and Restated 1999 Stock Plan to our executive officers, including 1,750,000 stock options granted to Gregory R. Raifman, our Chief Executive Officer and Chairman of the Board, and 1,500,000 Stock Options granted to Jon L. Edwards, our President.

BONUSES

  The discretionary bonuses awarded by the Compensation Committee to executive officers are determined based on achievement of individual and company performance goals. In 1999, through employment agreements, all executive officers were eligible to participate in any management bonus plan or similar incentive compensation program adopted by us. In 1999, our executive officers earned an aggregate of $273,751 in bonuses pursuant to contractual obligations.

BENEFITS

  In 1999, we offered medical and life insurance benefits to our executive officers that were substantially the same as those offered to all of our regular employees.

  We maintain a retirement and deferred savings plan, or 401(k) Plan, covering our full-time employees, including executive officers. Under the 401(k) plan, participants may elect to contribute, through salary contributions, up to 20% of their annual compensation, subject to a statutory maximum. During fiscal 1999, we did not match any employee contributions under the 401(k) plan.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

  During 1999, Gregory R. Raifman served as the Company's Chief Executive Officer and Chairman of the Board of Directors.

  In September 1999, the Compensation Committee increased Mr. Raifman's salary from $210,000 to $250,000 and during 1999 he earned bonuses aggregating $38,000. Prior to the August 1999 establishment of the Compensation Committee, our Board of Directors granted Mr. Raifman an option to purchase 1,750,000 shares of our common stock. In determining Mr. Raifman's salary, the Compensation Committee considered the same criteria it considered with respect to the other executive officers. The Compensation Committee noted that in 1999, under Mr. Raifman's leadership, the Company successfully completed the initial public offering of its common stock, significantly increased revenues, developed significant strategic partnerships, and penetrated key agency markets.

TAX LAW LIMITS ON EXECUTIVE COMPENSATION

  The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, unless such compensation is performance-based. Since the cash compensation of each of the executive officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Stock Plan will meet the requirements of being performance-based, the Compensation Committee believes that Section 162(m) will not reduce the tax deduction available to us. Our policy is to qualify, to the extent reasonable, our executive officers' compensation for deductability under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to our success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                       COMPENSATION COMMITTEE
                                       OF THE BOARD OF DIRECTORS

                                       Peter S. Sealey
                                       Lawrence D. Lenihan, Jr.

                               PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total stockholder return of $100 invested in our Common Stock on November 19, 1999 (the day our shares commenced trading) through December 31, 1999 with the cumulative total return of $100 invested in the Nasdaq Composite Index and a Self-Constructed Peer Group Index calculated similarly for the same period.

                COMPARISON OF 2-MONTH CUMULATIVE TOTAL RETURN*
               AMONG MEDIAPLEX INC., THE NASDAQ COMPOSITE INDEX,
                              AND PEER GROUP (1)



* THE GRAPH ABOVE ASSUMES $100 INVESTED ON 11/19/99 IN MEDIAPLEX, INC., THE NASDAQ COMPOSITE INDEX, AND THE PEER GROUP, INCLUDING REINVESTING OF DIVIDENDS.

                                                                NASDAQ
                                                               COMPOSITE  PEER
                                               MEDIAPLEX, INC.   INDEX    GROUP
                                               --------------- --------- -------
   11/19/99...................................     $100.00      $100.00  $100.00
   12/31/99...................................     $522.92      $120.78  $131.17

--------
(1) Peer Group includes the following companies: DoubleClick Inc., 24/7 Media, Inc., Engage Technologies, and Interpublic Group of Companies.

                                 OTHER MATTERS

  We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board of directors may recommend.

  It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope that has been enclosed, at your earliest convenience.

                                       FOR THE BOARD OF DIRECTORS
                                       Gregory R. Raifman
                                       Chairman and Chief Executive Officer

May 11, 2000

                                    ANNEX A

                     AMENDED AND RESTATED 1999 STOCK PLAN

  1. Purposes of the Plan. The purposes of this Amended and Restated 1999 Stock Plan are:

  . to attract and retain the best available personnel for positions of substantial responsibility,

  . to provide additional incentive to Employees, Directors and Consultants, and

  .  to promote the success of the Company's business.

  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

  2. Definitions. As used herein, the following definitions shall apply:

    (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

    (c) "Board" means the Board of Directors of the Company.

    (d) "Code" means the Internal Revenue Code of 1986, as amended.

    (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

    (f) "Common Stock" means the common stock of the Company.

    (g) "Company" means Mediaplex, Inc., a Delaware corporation.

    (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

    (i) "Director" means a member of the Board.

    (j) "Disability" means total and permanent disability as defined in
  Section 22(e)(3) of the Code.

    (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

      (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

      (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

      (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

    (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (o) "Inside Director" means a Director who is an Employee.

    (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

    (q) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

    (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (s) "Option" means a stock option granted pursuant to the Plan.

    (t) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (u) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

    (v) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

    (w) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

    (x) "Outside Director" means a Director who is not an Employee.

    (y) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (z) "Plan" means this Amended and Restated 1999 Stock Plan.

    (aa) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

    (bb) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

    (cc) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (dd) "Section 16(b) " means Section 16(b) of the Exchange Act.

    (ee) "Service Provider" means an Employee, Director or Consultant.

    (ff) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

    (gg) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

    (hh) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

  3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is twelve million (12,000,000) Shares, plus an annual increase to be added on the first day of the Company's fiscal year commencing in 2000 equal to the lesser of (i) 1,000,000 Shares, (ii) 4% of the outstanding Shares of the Company's capital stock or (iii) such lesser amount as may be determined by the Board of Directors. The Shares may be authorized, but unissued, or reacquired Common Stock.

  If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

  4. Administration of the Plan.

    (a) Procedure.

      (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

      (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

      (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

      (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

    (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

      (i) to determine the Fair Market Value;

      (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

      (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

      (iv) to approve forms of agreement for use under the Plan;

      (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

      (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

      (vii) to institute an Option Exchange Program;

      (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

      (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

      (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

      (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

      (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

      (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

    (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

  5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

  6. Limitations.

    (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

    (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

    (c) The following limitations shall apply to grants of Options:

      (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

      (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection
    (i) above.

      (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 14.

      (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

  7. Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

  8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

  9. Option Exercise Price and Consideration.

    (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

      (i) In the case of an Incentive Stock Option

        (1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

        (2) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

      (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

      (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

    (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

    (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

      (i) cash;

      (ii) check;

      (iii) promissory note;

      (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

      (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

      (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

      (vii) any combination of the foregoing methods of payment; or

      (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

  10. Exercise of Option.

    (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

    Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option

  Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

  11. Stock Purchase Rights.

    (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

    (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

    (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

  12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

  13. Formula Option Grants to Outside Directors. All grants of Options to Outside Directors pursuant to this Section shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

    (a) All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

    (b) No person shall have any discretion to select which Outside Directors shall be granted Options under this Section or to determine the number of Shares to be covered by such Options.

    (c) Each person who first becomes an Outside Director following the effective date of this Plan, as determined in accordance with Section 7 hereof, shall be automatically granted an Option to purchase fifty thousand (50,000) Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

    (d) Each Outside Director shall be automatically granted an Option to purchase ten thousand (10,000) Shares (a "Subsequent Option") on the date of the annual meeting of the stockholders of the Company, if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

    (e) Notwithstanding the provisions of subsections (c) and (d) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 20 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 20 hereof.

    (f) The terms of each Option granted pursuant to this Section shall be as follows:

      (i) the term of the Option shall be ten (10) years.

      (ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

      (iii) subject to Section 14 hereof, each Option granted pursuant to this Section shall vest and become exercisable as to 25% of the Shares subject to the Option on the first anniversary of its date of grant, and as to 1/48th of the Shares subject to the Option each full month thereafter, provided that the Optionee continues to serve as a Service Provider on such dates.

  14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

    (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

    (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

    (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

  15. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

  16. Amendment and Termination of the Plan.

    (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

    (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

    (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

  17. Conditions Upon Issuance of Shares.

    (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

  18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

  19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  20. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                 [INSERT LOGO]

                                MEDIAPLEX, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

                              FRIDAY, JUNE 9, 2000

     The undersigned hereby appoints Gregory R. Raifman and Alan M. Raifman, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Mediaplex, Inc. to be held at Mediaplex's principal offices, at 177 Steuart Street, San Francisco, California 94105, on June 9, 2000 at 10:00 a.m., local time, and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

                (Continued and to be signed on the other side.)

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

MEDIAPLEX'S MANAGEMENT RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE "FOR" PROPOSALS 2 AND 3.


Proposal 1:  To elect directors to hold office for three years or until their successors are elected.

FOR all nominees listed at        WITHHOLD AUTHORITY             Nominees:  Lawrence D. Lenihan, Jr. and
right (except as marked to        to vote FOR ALL nominees                  Peter S. Sealey
the contrary)                     listed at right.
                                                                  To withhold authority to vote for any
         [ ]                            [ ]                       nominee(s), write such nominee(s)'
                                                                  name(s) below:

                                                                  ----------------------------------------


Proposal 2:  To ratify and approve amendments to Mediaplex's Amended and
             Restated 1999 Stock Plan to: (i) increase the number of shares reserved for issuance thereunder by 1,000,000 shares and (ii) provide for a higher annual increase, to be added on the first day of the fiscal year commencing in 2001, equal to the lesser of (a)
             2,500,000 shares, (b) 5% of the outstanding shares of Mediaplex's capital stock, or (c) such lesser amount as may be determined by Mediaplex's board of directors.


         FOR                          AGAINST                          ABSTAIN
         [ ]                            [ ]                              [ ]


Proposal 3:  To ratify the selection of PricewaterhouseCoopers LLP as
             Mediaplex's independent accountants for the year ended December 31, 2000.

         FOR                          AGAINST                          ABSTAIN
         [ ]                            [ ]                              [ ]

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President, and by the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased Stockholder should give their full title.

Please date the Proxy.

Signature: _________________________

Signature: _________________________

Date:      _________________________


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.